SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  October 14, 1997



                        OLD POINT FINANCIAL CORPORATION
           (Exact name of registrant as specified in its charter)





                 Virginia                      0-12896           54-1265373
     (State or other jurisdiction of       (Commission       (I.R.S. Employer
     incorporation or organization)         File Number)    Identification No.)



            1 West Mellen Street, Hampton, Virginia               23663
            (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code (757) 728-1200

Item 5.     Other Events

      Old Point Financial Corportion issued the following press release:


                                 PRESS RELEASE

                               OCTOBER 14, 1997
         OLD POINT FINANCIAL CORPORATION DECLARES 100% STOCK DIVIDEND

Hampton, Virginia


      The Board of Directors of Old Point Financial Corporation today declared a 100% stock dividend of the Company's common stock. Shareholders of record Friday October 17, 1997 will receive one additional share for each share owned of Old Point Financial Corporation stock owned as of the record date. The dividend shares will be delivered as of November 4, 1997. This date is the 75th anniversary of the chartering of The Old Point National Bank of Phoebus the wholly owned subsidiary of Old Point Financial Corporation.

      Old Point Financial Corporation presently has 1,283,086 shares outstanding. This will increase the outstanding shares to 2,566,172 after the stock dividend.

      Old Point Financial Corporation is a one bank holding company which owns The Old Point National Bank of Phoebus and serves
Hampton, Newport News, Williamsburg, James City County, York County and Poquoson and had total assets of $342.9 million as of September 30, 1997.

      This follows a third quarter earnings report stating that earnings for the quarter were up 25% to a quarter record of $1,046,000, with year to date earnings up 12.9% for the first nine months to $2,883,000.

                  By: /s/ Robert F. Shuford
                  R. F. Shuford, Chairman & President